Filed pursuant to Rule 433
Registration Statement No. 333-180300-03
June 24, 2013

Credit Suisse MLPN
ETN Linked to Cushing 30 MLP Index.
Variable Quarterly Coupons.
www.credit-suisse.com/MLP

Credit Suisse ETNs
Alternative Exchange Traded Notes.
MLPs, Gold, Alternative Beta.
www.Credit-Suisse.com/Learn_More

Long Short Strategy ETNs
Merger Arbitrage, Market Neutral &
Long/Short: CSLS, CSMA, CSMB, CSMN.
www.credit-suisse.com/Long-Short

Credit Suisse Merger Arb
CSMA Exchange Traded Notes.
US, Canada, and Western Europe M&A.
www.credit-suisse.com/Arbitrage

Credit Suisse GLDI ETNs
Covered Call Strategy on GLD Shares
Pays a Monthly Variable Coupon.
www.Credit-Suisse.com/Gold_ETNs

Credit Suisse SLVO ETNs
Covered Call Strategy on SLV Shares
Pays a Monthly Variable Coupon.
www.Credit-Suisse.com/Silver_ETNs

Commodity Benchmark ETNs
Diversified Commodity Index.
15-Business Day Roll Period.
www.credit-suisse.com/CSCB

Commodity Rotation ETNs
Seek Your Commodity Exposure.
Based On Futures Curve Indicators.
www.credit-suisse.com/CSCR

Credit Suisse AG (“Credit Suisse”) has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus Supplement dated March 23, 2012, and Prospectus dated March 23, 2012, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any agent or dealer participating in an offering will arrange to send you the pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free 1(800) 221-1037.